UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Recruiter.com Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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Recruiter.com Changes the Date, Time and

Format of its Previously Announced Special

Meeting of Stockholders

April 30, 2020

Recruiter.com Group, Inc. (OTCQB:RCRT) (“Recruiter.com” or the “Company”), a leading recruiting platform, today announced that it has changed the date, time and format of its previously announced special meeting of stockholders due to continued public health concerns related to the COVID-19 pandemic.

The special meeting will be held on Friday, May 8, 2020 at 12:00 p.m. Eastern Time as a virtual-only meeting. There will be no physical location for the special meeting. Stockholders will be able to attend the special meeting and ask questions via a live conference call and vote their shares during the meeting on a designated website.

The proxy cards and voting instruction forms included with the previously-distributed proxy materials will not be updated to reflect the change in date, time and format of the special meeting and may be used to vote shares in connection with the special meeting.

Stockholders of Record

Stockholders of record as of March 26, 2020, the record date for the special meeting (the “Record Date”), can attend the special meeting by accessing the live audio conference call at +1-877-407-3088 and presenting the unique 12-digit control number on the proxy card they previously received. You will be able to vote your shares at the meeting by going to recruiter.vote and entering the same control number used to enter the meeting.

Beneficial Owners

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on May 6, 2020. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. At the time of the meeting, access the live audio conference call at +1-877-407-3088 and present your unique 12-digit control number. You will be able to vote your shares at the meeting by going to recruiter.vote and entering the same control number used to enter the meeting.

Recruiter.com Group, Inc.

Recruiter.com is disrupting the traditional recruiting and staffing industry by aggregating thousands of small and independent recruiters under a common platform, giving them access to enterprise customers and advanced technologies. Recruiter.com empowers a network of over 20,000 small and independent recruiters with an innovative web platform, AI-driven job matching, and SHRM-certified recruitment training. Recruiter.com’s Recruiters On Demand provides businesses of all sizes access to virtual recruiters specialized by vertical industries to source, engage, and hire talent on an as-needed basis.

Please visit https://www.recruiter.com or the following social media channels for more information.

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

LinkedIn Company Page: https://www.linkedin.com/company/1240434

Twitter Company Page: https://twitter.com/recruiterdotcom

Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Company Contact:

Recruiter.com Group, Inc.

Phone: (855) 931-1500

Investor Relations:

https://www.recruiter.com/investors.html

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